Exhibit j (iv) under Form N-1A
                                               Exhibit 23 under Item 601/Reg.S-K





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We  consent to the references to our firm in the Post-Effective Amendment to the

Registration  Statement on Form N-1A of Federated Equity Funds and to the use of

our report dated  February  26,  2007  on the financial statements and financial

highlights  of  Rochdale  Atlas  Portfolio.     Such  financial  statements  and

financial highlights appear in the 2006 Annual Report  to Shareholders, which is incorporated by reference into the Statement of Additional Information.






                                           /S/TAIT, WELLER & BAKER LLP

PHILADELPHIA, PENNSYLVANIA
JUNE 20, 2007